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                             STOCKHOLDER'S AGREEMENT

                                 By and Between

                                  HEMASURE INC.

                                       and

                             COBE LABORATORIES, INC.

                                Dated May 3, 1999






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                                TABLE OF CONTENTS



                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01.  Definitions.....................................................1

                                   ARTICLE II

                                   GOVERNANCE

SECTION 2.01.  Board Representation............................................3
SECTION 2.02.  Resignations and Replacements...................................4
SECTION 2.03.  Committees......................................................4

                                   ARTICLE III

                               VOTING OBLIGATIONS

SECTION 3.01.  Voting Obligations..............................................4

                                   ARTICLE IV

                       STANDSTILL AND TRANSFER PROVISIONS

SECTION 4.01.  Standstill Period...............................................5
SECTION 4.02.  Transfer Restrictions...........................................5
SECTION 4.03.  Acquisition of Additional Shares; Other Restrictions............6
SECTION 4.04.  Company Rights of First Negotiation; Permitted Sales............7
SECTION 4.05.  Stockholder Rights of First Notice..............................8
SECTION 4.06.  Anti-Dilutive Rights............................................8

                                    ARTICLE V

                               REGISTRATION RIGHTS

SECTION 5.01.  Restrictive Legend.............................................10
SECTION 5.02.  Notice of Proposed Transfer....................................10
SECTION 5.03.  Required Registrations.........................................11
SECTION 5.04.  Incidental Registration........................................13
SECTION 5.05.  Shelf Registration.............................................13


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SECTION 5.06.  Obligations of the Company.....................................14
SECTION 5.07.  Furnish Information............................................17
SECTION 5.08.  Expenses of Registration.......................................17
SECTION 5.09.  Underwriting Requirements......................................17
SECTION 5.10.  Indemnification................................................17
SECTION 5.11.  Transfer of Registration Rights................................20
SECTION 5.12.  Rule 144 Information...........................................20
SECTION 5.13.  Limitations on Registration Rights.............................21

                                   ARTICLE VI

                               GENERAL PROVISIONS

SECTION 6.01.  Waiver.........................................................21
SECTION 6.02.  Expenses.......................................................21
SECTION 6.03.  Notices........................................................22
SECTION 6.04.  Headings.......................................................23
SECTION 6.05.  Severability...................................................23
SECTION 6.06.  Entire Agreement...............................................23
SECTION 6.07.  Assignment.....................................................23
SECTION 6.08.  No Third Party Beneficiaries...................................24
SECTION 6.09.  Amendment......................................................24
SECTION 6.10.  Governing Law..................................................24
SECTION 6.11.  Arbitration....................................................24
SECTION 6.12.  Counterparts...................................................25
SECTION 6.13.  Specific Performance...........................................25


ANNEX A - GENERAL FORM OF STANDSTILL AND VOTING AGREEMENT FOR
          PERMITTED TRANSFEREES

                             STOCKHOLDER'S AGREEMENT


                   STOCKHOLDER'S AGREEMENT, dated May 3, 1999 (this "Agreement"), by and between HEMASURE INC., a Delaware corporation (the "Company"), and COBE LABORATORIES, INC., a Colorado corporation ("COBE" or the "Stockholder").

                   WHEREAS, the Company and COBE have entered into the Stock Subscription Agreement, dated the date hereof (the "Stock Subscription Agreement"), pursuant to which the Company is issuing to the Stockholder, and the Stockholder is purchasing from the Company, common stock, par value $ .01 per share, of the Company ("Common Stock"), upon the terms set forth in the Stock Subscription Agreement; and

                   WHEREAS, the Company and the Stockholder wish to enter into this Agreement to set forth their agreement as to the matters set forth herein with respect to, among other things, representation on the Company's Board of Directors (the "Board"), the sale of securities by the Company and the holding, acquisition and Transfer (as defined below) of the Common Stock by the Stockholder;

                   NOW, THEREFORE, in consideration of these premises, the mutual agreements and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Stockholder hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01. Definitions. (a) Unless otherwise defined in this Agreement, capitalized terms are used herein as defined in the Stock Subscription Agreement.

                  (b) As used in this Agreement, the following terms shall have the following meanings:

                   "Beneficially Own" has the meaning set forth in Rule 13d-3, as in effect on the date hereof, under the Exchange Act.

                   "Director" means a member of the Board.

                   "Fully Diluted Basis" means, in respect of the Common Stock, the method of calculating the number of shares of Common Stock issued and outstanding on an applicable measurement date, pursuant to which the number of shares of Common Stock issued and outstanding on any such date are aggregated with the number of shares of

Common Stock issuable on such date upon exercise or conversion of any other security of the Company outstanding on such date (including employee stock options issued pursuant to Company Benefit Plans).

                  "Register", "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement or similar document with the SEC in compliance with the Securities Act and the declaration or ordering of effectiveness by the SEC of such registration statement or document.

                  "Registrable Stock" shall mean any Shares purchased by the Stockholder pursuant to the Stock Subscription Agreement or Section 4.06(a) of this Agreement. For purposes of this Agreement, any Registrable Stock shall cease to be Registrable Stock when (w) a registration statement covering such Registrable Stock has been declared effective and such Registrable Stock has been disposed of pursuant to such effective registration statement, (x) such Registrable Stock is sold by a Person in a transaction in which the rights under the provisions of Article V are not assigned, (y) such Registrable Stock may be sold pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144(A)) or in a single transaction pursuant to Rule 144(e) (or its successor) under the Securities Act without registration under the Securities Act or (z) such Registrable Stock is sold, transferred or otherwise disposed of in any manner to any Person or entity which, by virtue of this Agreement, is not entitled to the registration rights provided by this Agreement.

                  "Stockholder Director" means a Director designated by the Stockholder pursuant to this Agreement.

                  (c) The following terms have the meanings set forth in the Sections set forth below:


Term                                                            Location
----                                                            --------

Agreement.......................................................Preamble
Anti-Dilutive Rights............................................ss. 4.06(a)
Board...........................................................Recitals
COBE............................................................Preamble
Common Stock....................................................Recitals
Company.........................................................Preamble
Departing Stockholder Director..................................ss. 2.02(a)
Maintenance Shares..............................................ss. 4.06(a)
Permitted Transferee............................................ss. 4.02(a)
Proposed Transferee.............................................ss. 4.04(a)(ii)
Shelf Registration..............................................ss. 5.05(a)




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                                                           3

Term                                                            Location
----                                                            --------

Standstill Period...............................................ss. 4.01
Stock Subscription Agreement....................................Recitals
Stockholder.....................................................Preamble
Transfer........................................................ss. 4.02(a)

                   (d) References in this Agreement to articles, sections, paragraphs, clauses, schedules and exhibits are to articles, sections, paragraphs, clauses, schedules and exhibits in or to this Agreement unless otherwise indicated. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. Any term defined by reference to any agreement, instrument or document has the meaning assigned to it whether or not such agreement, instrument or document is in effect. The words "include", "includes" and "including" are deemed to be followed by the phrase "without limitation". Unless the context otherwise requires, any agreement, instrument or other document defined or referred to herein refers to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified from time to time. Unless the context otherwise requires, references herein to any Person include its successors and assigns. The words "shall" and "will" have the same meaning and effect.


                                   ARTICLE II

                                   GOVERNANCE

                  SECTION 2.01. Board Representation. From and after the date hereof,

                   (a) for as long as the Stockholder and any Permitted Transferees, in the aggregate, Beneficially Own any combination of Company securities consisting of, or convertible into, in the aggregate, at least 20% of the issued and outstanding shares of Common Stock, the parties hereto shall use best efforts and exercise all authority under applicable law to (i) cause the Board to consist of seven Directors and (ii) cause any slate of Directors presented to the stockholders of the Company for election to the Board to consist of such nominees that, if elected, would result in a Board that included two Stockholder Directors as designated by the Stockholder (which designees shall be subject to the reasonable satisfaction of the Company).

                   (b) for as long as the Stockholder and any Permitted Transferees, in the aggregate, Beneficially Own any combination of Company securities consisting of, or convertible into, in the aggregate, at least 15% but less than 20% of the issued and outstanding shares of Common Stock, the parties hereto shall use best efforts and exercise all authority under applicable law to cause any slate of Directors presented to the stockholders of the Company for election to the Board to consist of such nominee that, if elected, would result in a Board that included one Stockholder Director as designated by the Stockholder (which designee shall be subject to the reasonable satisfaction of the Company).

                   (c) If the Stockholder and any Permitted Transferees, in the aggregate, Beneficially Own any combination of Company securities consisting of, or convertible into, in the aggregate, less than 15% of the issued and outstanding shares of Common Stock, the Company shall have no obligation pursuant to this Agreement to cause any slate of Directors presented to the stockholders of the Company for election to the Board to include any designee of the Stockholder.

                   SECTION 2.02. Resignations and Replacements. (a) If a Stockholder Director ceases to serve as a Director for any reason (a "Departing Stockholder Director"), the Company shall take all action necessary to ensure that the vacancy created by such Departing Stockholder Director shall be filled by an individual designated by the Stockholder (which designee shall be to the reasonable satisfaction of the Company), which individual shall serve out the remaining term of the Departing Stockholder Director as a Stockholder Director.

                   (b) In the event that at any time the Stockholder shall no longer be entitled to designate Directors pursuant to Section 2.01, then the Stockholder Directors shall be deemed to have resigned immediately upon the occurrence of such event and the Company and the Stockholder shall take all action promptly to effect the resignation or removal of such Directors.

                   SECTION 2.03. Committees. For so long as there are two Stockholder Directors, the Company will take all actions necessary to cause the appointment of at least one Stockholder Director to serve on each committee of the Board. If there is only one Stockholder Director, the Company will not be obligated to take any such actions; provided that, if the Company forms an executive committee or a committee by any such other name that performs functions similar to those typically performed by an executive committee, the Company will take all actions necessary to cause the appointment of such Stockholder Director to serve on such committee.


                                   ARTICLE III

                               VOTING OBLIGATIONS

                   SECTION 3.01. Voting Obligations. The Stockholder and any Permitted Transferees agree to vote, and shall vote, at all times all of the Shares Beneficially Owned by them for the election of the entire slate of Board nominees established by the Board and submitted to the stockholders of the Company for approval if, and to the extent that, all of the Stockholder's




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                                        5

designated Stockholder Directors are included with such nominees; provided that if the Company is in breach of any of its material obligations under the Alliance Agreements as finally determined pursuant to the arbitration procedures set forth in the relevant Alliance Agreement, the Stockholder and any Permitted Transferees may refrain from voting any shares of Common Stock Beneficially Owned by them in favor of, but may not vote against, the election of the entire slate of Board nominees established by the Board; provided further that if such abstention would have the same effect as a vote against the matter or would act to make it impossible to obtain a quorum, the Stockholder and any Permitted Transferees shall vote (and shall be deemed to have voted) all shares of Common Stock Beneficially Owned by them in the same proportion of the votes cast by the other stockholders of the Company of the applicable class of Company securities.


                                   ARTICLE IV

                       STANDSTILL AND TRANSFER PROVISIONS

                   SECTION 4.01. Standstill Period. The "Standstill Period" shall mean any period beginning on or after the date hereof during which the Stockholder and any Permitted Transferees, in the aggregate, Beneficially Own any combination of Company securities consisting of, or convertible into, in the aggregate, 5% or more of the issued and outstanding shares of Common Stock. The Stockholder represents and warrants to the Company that the Stockholder, together with its "Affiliates" and "associates" (as such term is defined under Rule 12b-2 of the Exchange Act, or any successor thereto), Beneficially Own an aggregate, as of the date hereof, of 4,500,000 shares of Common Stock, and no other securities of the Company whatsoever other than the Option.

                   SECTION 4.02. Transfer Restrictions. (a) For as long as both
(i) the Standstill Period is in effect and (ii) the Distribution Agreement shall not have expired and shall not have been terminated in its entirety or with respect to the United States of America portion of the Territory (as defined in the Distribution Agreement), the Stockholder shall not, and shall cause any Permitted Transferees not to, directly or indirectly, sell, transfer, assign, pledge, hypothecate or otherwise dispose of ("Transfer") any shares of Common Stock except to any wholly owned subsidiary of the Stockholder that expressly assumes the Stockholder's obligations under this Agreement relating to such shares of Common Stock (a "Permitted Transferee").

                   (b) During any period when either of the conditions described in clause 4.02(a)(i) or (ii) are absent, the Stockholder or its Permitted Transferees shall be permitted to Transfer shares of Common Stock only in accordance with the provisions of Section 4.04.

                   (c) The Stockholder agrees that it will not, directly or indirectly, Transfer its interests in any Permitted Transferee unless prior thereto the shares of Common Stock held by such entity are transferred to the Stockholder or to one or more other Permitted Transferees.

                   (d) Any attempted Transfer in violation of this Section 4.02 shall be null, void and of no force and effect.

                   SECTION 4.03. Acquisition of Additional Shares; Other Restrictions. Subject to the provisions of Sections 4.05 and 4.06 and subject to the Stockholder's right to exercise the Option under the Stock Subscription Agreement, during a Standstill Period, except with the prior approval of the Board, the Stockholder shall not, directly or indirectly, and shall cause its Permitted Transferees not to, directly or indirectly:

                   (a) acquire, offer to acquire, or agree to acquire beneficial ownership of any additional equity or debt securities of the Company;

                   (b) make, or in any way participate in, directly or indirectly, any "solicitation" of "proxies" or become a "participant" in any "election contest" with respect to the Company, or execute any written consent in lieu of a meeting of stockholders of the Company;

                   (c) initiate, propose or otherwise solicit stockholders for the approval of one or more stockholder proposals with respect to the Company or induce or attempt to induce any other Person to initiate any stockholder proposal;

                   (d) seek nomination or election to the Board, serve on the Board if elected, seek to place a representative on the Board or seek the removal of any member of the Board (except with respect to the Stockholder's rights to designate Stockholder Directors);

                   (e) subject to the Stockholder's rights to consult with the Stockholder Directors, call or seek to have called any meeting of the stockholders of the Company;

                   (f) otherwise act, directly or indirectly, alone or in concert with others, to (i) subject to the Stockholder's rights to consult with the Stockholder Directors, seek to control the management of the Company or the Board or the policies or affairs of the Company,
          (ii) subject to the Stockholder's rights to consult with the Stockholder Directors, solicit, propose, seek to effect or negotiate with any other Person with respect to any form of business combination transaction with the Company or any Subsidiary thereof, or any restructuring, recapitalization or similar transaction with respect to the Company or any Subsidiary thereof, (iii) solicit, make or propose or encourage, or negotiate with any other Person with respect to, or announce an intention to make, any tender offer or exchange offer for any debt or equity securities of the Company, (iv) disclose an intention, purpose, plan or proposal with respect to the Company or any debt or equity securities of the Company, or (v) subject to the Stockholder's rights to consult with the Stockholder Directors, assist, participate in, facilitate, encourage or solicit any effort or attempt by any Person to do or seek to do any of the foregoing; provided, however, that nothing in this
          Section 4.03(f) shall apply to discussions between or among officers, employees or agents of the Stockholder, the Permitted Transferees and the Stockholder Directors;

                   (g) request the Company (or its Directors, officers, employees or agents), directly or indirectly, to amend or waive any material provisions set forth herein; or

                   (h) encourage or render advice to or make any recommendation or proposal to any Person to engage in any of the actions covered hereby.

                   Nothing contained in this Section 4.03 shall be deemed or construed to limit any Stockholder Director from casting any vote in his or her capacity as a member of the Board (or otherwise acting at the direction of the Board, in such capacity) or the exercise by the Stockholder or any Permitted Transferee of its voting rights with respect to any shares of Common Stock it Beneficially Owns.

                   SECTION 4.04. Company Rights of First Negotiation; Permitted Sales. (a) During any period that the condition described in clause (ii) of
Section 4.02(a) shall no longer exist but there shall be a Standstill Period, if the Stockholder or any Permitted Transferee shall desire to Transfer any shares of Common Stock owned by it other than to a Permitted Transferee, then the Company and the Stockholder shall negotiate in good faith in order to reach a mutually agreeable disposition of all shares of Common Stock owned by the Stockholder and any Permitted Transferees to one or more third parties or for the repurchase by the Company of all of such shares of Common Stock; provided that neither the Company nor the Stockholder (nor any Permitted Transferee) shall be obligated to effect any such disposition or repurchase, and neither party shall be obligated to so negotiate for a period in excess of six months. If after such six-month period the parties are unable to reach a definitive agreement with respect to a mutually agreeable disposition or repurchase of the Shares, then the Stockholder and any such Permitted Transferee may sell its shares of Common Stock as follows:

                   (i) in unsolicited broker transactions as contemplated by Rule 144 under the Securities Act;

                   (ii) in one or more private transactions to any third party ("Proposed Transferee"), but only if such Proposed Transferee executes and delivers to the Company the standstill, voting and transfer limitation agreement in the form of Annex A hereto; and

                   (iii) in a widely disbursed underwritten public offering of such shares of Common Stock pursuant to which no Person or entity acquires more than 5% of the number of shares of Common Stock issued and outstanding at the time of such offering.

To the extent the Stockholder and any Permitted Transferees are permitted to Transfer any shares of Common Stock pursuant to this Section 4.04(a), the Company shall cause to be issued to the Stockholder and such Permitted Transferees, at their written request, new stock certificates representing such shares without a restrictive legend regarding this Agreement (and the old stock certificates shall be surrendered in order to receive the new stock certificates). Notwithstanding anything herein to the contrary, no shares of Common Stock may be sold, transferred, assigned or otherwise disposed of unless registered by the Company pursuant to the Securities Act and any applicable state laws, or unless an exemption therefrom is available.

                   (b) During any period in which the conditions described in both clauses (i) and (ii) of Section 4.02(a) shall no longer exist, the Stockholder and any Permitted Transferees shall be permitted to freely Transfer any and all shares of Common Stock without restriction and the Company shall cause to be issued to the Stockholder and any Permitted Transferees, at their written request, new stock certificates representing shares of Common Stock without a restrictive legend regarding this Agreement (and the old stock certificates shall be surrendered in order to receive the new stock certificates). Notwithstanding anything herein to the contrary, no shares of Common Stock may be sold, transferred, assigned or otherwise disposed of unless registered by the Company pursuant to the Securities Act and any applicable state laws, or unless an exemption therefrom is available.

                   SECTION 4.05. Stockholder Rights of First Notice. Following the Option Closing, if any, in the event the Company determines to issue and sell to a third party any Company securities (other than Company securities issued and sold by the Company in a widely disbursed public offering, Company securities issued pursuant to a registration statement on Securities Act Form S-4 or S-8, or its successors, or options issued pursuant to the Company Benefit Plans or similar plans), the Company shall deliver to the Stockholder not less than 30 days' prior written notice of its intention to do so. Following the delivery of such notice to the Stockholder, the Company shall negotiate with the Stockholder for such thirty-day period for the purpose of permitting the Stockholder to make, in its sole discretion, one or more proposals to the Company regarding the Stockholder's desire to acquire the Company securities. Following the expiration of such thirty-day period, the Company may effect the issuance and sale of the Company securities to any such third party, without limitation or further obligation to the Stockholder. Notwithstanding anything herein to the contrary, in no event shall the Company be obligated, for any reason, to issue and sell to the Stockholder any Company securities.

                   SECTION 4.06. Anti-Dilutive Rights. (a) Except as provided in
Section 4.06(c) below, the Company shall not issue, sell or Transfer, whether in private issuances or sales or in a registered public offering, any Common Stock or securities convertible into Common Stock to any Person unless the Stockholder and any Permitted Transferees are offered in writing the right to purchase, at the same price and on the same terms proposed to be issued and sold, an amount of such Common Stock or other securities (the "Maintenance Shares") as is necessary for the Stockholder and any Permitted Transferees to maintain, individually, the level of their respective percentage Beneficial Ownership of Common Stock (on a Fully Diluted Basis) as it owned immediately prior to such issuance ("Anti-Dilutive Rights"). In the case of a public offering, the Company shall, as part of its offer, provide a copy of any preliminary prospectus and other information concerning the offering reasonably requested by the Stockholder or any Permitted Transferees. The Stockholder and any Permitted Transferee shall have the right, during the period specified in
Section 4.06(b), to accept the offer for any or all of the Maintenance Shares offered to each of them.

                   (b) If the Stockholder or any Permitted Transferee does not deliver to the Company written notice of acceptance of any offer made pursuant to Section 4.06(a) within 10 Business Days after the Stockholder's or any such Permitted Transferee's receipt of such offer, the Stockholder or such Permitted Transferee, as the case may be, shall be deemed to have waived its right to purchase all or any part of its Maintenance Shares as set forth in such offer, but the Stockholder or any such Permitted Transferee shall retain its rights under this Section 4.06 with respect to future offers; provided, however, that the applicable number of Maintenance Shares shall be reduced and recalculated immediately prior to any such future issuance.

                   (c) The Anti-Dilutive Rights set forth in this Section 4.06 shall not apply to (i) the grant or exercise of options to purchase Common Stock to employees or Directors of the Company or any of its Subsidiaries or otherwise pursuant to a Company Benefit Plan or similar plan in existence on the date hereof or otherwise adopted by the Board hereafter (whether or not such options were issued prior to the date hereof, or are hereafter issued), (ii) the issuance of shares of Common Stock issuable upon exercise of any option, warrant, convertible security or other rights to purchase or subscribe for Common Stock which, in each case, had been issued by the Company prior to the date of this Agreement or (iii) securities issued pursuant to any stock split, stock dividend or other similar stock recapitalization.

                   (d) A closing for the purchase of shares of Common Stock pursuant to this Section 4.06 shall occur on the later of (i) the date on which such public or private issuance occurs and (ii) such date as may be mutually agreed to by the Company and the Stockholder or the Permitted Transferee, as the case may be, and shall take place at the offices of the Company or at such other reasonable location as the Company may otherwise notify the Stockholder and/or a Permitted Transferee, as the case may be, at the time specified by the Company in such notice provided to the Stockholder or the Permitted Transferee, as the case may be, at least five days prior to such closing date. In connection with such closing, the Company and the Stockholder or Permitted Transferee, as the case may be, shall provide such closing certificates and other closing deliveries provided in the transaction giving rise to the rights specified in
Section 4.06.

                   (e) Solely to the extent that the Stockholder suffers dilution as a result of the exercise of employee stock options, then, notwithstanding the provisions of Section 4.03, the Stockholder at any time thereafter may purchase shares of Common Stock from a third party or through one or more open market purchases for the purposes of maintaining its percentage level of Beneficial Ownership of Common Stock. The Company and the Stockholder shall use all commercially reasonable efforts to cooperate with each other so as to permit the Stockholder to exercise its rights under this Section 4.06(e) in an accurate, orderly and non-disruptive manner (provided that in no event shall any purchase be affected more than once in any fiscal quarter).


                                    ARTICLE V

                               REGISTRATION RIGHTS

                   SECTION 5.01. Restrictive Legend. Each certificate representing shares of Common Stock held by Stockholder shall, except as otherwise provided in this Article V, be stamped or otherwise imprinted with a legend substantially in the following form:

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

          THE SECURITY REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND CERTAIN RESTRICTIONS ON VOTING CONTAINED IN THE STOCKHOLDER'S AGREEMENT, DATED AS OF MAY 3, 1999, BY AND BETWEEN THE COMPANY AND COBE LABORATORIES, INC.

A certificate shall not bear the Securities Act legend or the legend regarding this Agreement, as the case may be, if in the opinion of counsel satisfactory to the Company (it being agreed that Shearman & Sterling shall be satisfactory), the shares being sold thereby may be publicly sold without registration under the Securities Act or may be sold without being subject to the restrictions on sale specified in Article IV.

                   SECTION 5.02. Notice of Proposed Transfer. Prior to any proposed Transfer of any shares of Registrable Stock (other than under the circumstances described in Section 5.03, 5.04 or 5.05), the Stockholder shall give written notice to the Company of its intention to effect such Transfer. Each such notice shall describe the manner of the proposed Transfer whereupon the Stockholder shall be entitled to Transfer such stock in accordance with the terms of its notice, except as may be precluded hereunder and subject in any event to the restrictions set forth in this



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                                       11

Agreement. Each certificate representing shares of Common Stock transferred as above provided shall bear the legends set forth in Section 5.01, except that such certificate (a) shall not bear the Securities Act legend if (i) such Transfer is in accordance with the provisions of Rule 144 of the Securities Act (or any other rule permitting public sale without registration under the Securities Act, but not Rule 144A of the Securities Act) or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an Affiliate of the Company) would be entitled to Transfer such securities in a public sale without registration under the Securities Act and (b) shall not bear the legend related to this Agreement if such Transfer is to a third party in accordance with the provisions of Article IV and such transferee is not subject to the restrictions on Transfer set forth in this Agreement. The restrictions provided for in this Section 5.02 shall not apply to securities that are not required to bear the legends prescribed by
Section 5.01 in accordance with the provisions of Section 5.01.

                   SECTION 5.03. Required Registrations. (a) Commencing at any time after September 15, 1999, for as long as the Stockholder holds five percent or more of the outstanding shares of Common Stock of the Company, the Stockholder may request in a written notice (which request shall state the number of Registrable Shares to be so registered, the intended method of distribution and a certification as to the market value of such shares, as described below), that the Company file a registration statement under the Securities Act (or a similar document pursuant to any other statute then in effect corresponding to the Securities Act) covering the registration of any or all Registrable Stock owned by the Stockholder and any Permitted Transferee, provided that either (i) such Registrable Stock has an aggregate offering price of at least $3,000,000 (based on the last reported sale price for the Common Stock on the Business Day preceding the date of such written request, as reported by the OTC Bulletin Board or any other exchange or market on which the Common Stock is then listed or included for quotation) or (ii) such Registrable Stock represents 100% of any combination of Company securities consisting of, or convertible into, shares of Common Stock Beneficially Owned by the Stockholder and its Permitted Transferees. Following receipt of any notice under this
Section 5.03, the Company shall use its best efforts to cause to be registered under the Securities Act all Registrable Stock that the Stockholder requested be registered in accordance with the manner of disposition specified in such notice.

                   (b) If the Stockholder intends to have the Registrable Stock distributed by means of an underwritten offering, the Stockholder and the Company shall enter into an underwriting agreement in customary form with the underwriter or underwriters which shall contain any customary provisions (including customary provisions with respect to indemnification by the Company of the underwriters) as the underwriters may reasonably request. Such underwriter or underwriters shall be selected by the Stockholder and shall be approved by the Company, which approval shall not be unreasonably withheld.

                   (c) Notwithstanding any provision of this Agreement to the contrary:

                   (i) the Company shall not be required to effect a registration pursuant to this Section 5.03 during the period starting with the date which is 30 days prior to the date of the initial public filing by the Company of, and ending on a date 120 days following the effective date of, a registration statement pertaining to a public offering of securities for the account of the Company or on behalf of the selling stockholders under any other registration rights agreement which the Stockholder has been entitled to join pursuant to Section 5.04; provided that the Company shall actively employ in good faith all reasonable efforts to cause such registration statement to become effective as soon as possible;

                   (ii) if (A) (i) the Company is in possession of material nonpublic information relating to the Company or any Subsidiary and
          (ii) the Company determines in good faith that public disclosure of such material nonpublic information would not be in the best interests of the Company and its stockholders, (B) (i) the Company has made a public announcement relating to an acquisition or business combination transaction that includes the Company and/or one or more of its Subsidiaries that is material to the Company and its Subsidiaries, taken as a whole and (ii) the Company determines in good-faith that
          (x) offers and sales of Registrable Stock pursuant to any registration statement prior to the consummation of such transaction (or such earlier date as the Company shall determine) is not in the best interests of the Company and its stockholders or (y) it would be impracticable at the time to obtain any financial statements relating to such acquisition or business combination transaction that would be required to be set forth in a registration statement or (C) the Company shall furnish to the Stockholder a certificate signed by the president of the Company stating that in the good faith opinion of the Board such registration would interfere with any material transaction or financing, confidential negotiations or business activities then being pursued by the Company or any of its Subsidiaries, then, in any such case, the Company's obligation to use all reasonable efforts to file a registration statement shall be deferred, or the effectiveness of any registration statement may be suspended, in each case for a period not to exceed 120 days; provided that the Company may not delay the filing or suspend the effectiveness of any registration statement under this Section 5.03(ii) on more than one occasion in any consecutive 12-month period;

                   (iii) the Company shall not be required to effect a registration pursuant to this Section 5.03 if the Registrable Stock requested by the Stockholder to be registered pursuant to such registration are included in, and eligible for sale under, a Shelf Registration (as defined below); and

                   (iv) the Company shall not be required to effect a registration pursuant to this Section 5.03 within six months after the effective date of any other registration statement registering shares to be sold by the Company.

                   (d) The Company shall not be obligated to effect and pay for more than two registrations pursuant to this Section 5.03 (both of which may be Shelf Registrations requested pursuant to Section 5.05); provided that a registration requested pursuant to this Section 5.03 shall not be deemed to have been effected for purposes of this Section 5.03(d) unless (i) it has been declared effective by the SEC, (ii) it has remained effective for the period set forth in Section 5.06(a) and (iii) the offering of Registrable Stock pursuant to such registration is not subject to any stop order, injunction or other order or requirement of the SEC (other than any such stop order, injunction, or other requirement of the SEC prompted by any act or omission of the Stockholder).

                   SECTION 5.04. Incidental Registration. (a) Subject to Section 5.09, if at any time the Company determines that it shall file a registration statement under the Exchange Act for the registration of Common Stock (other than a registration statement on a Form S-4 or S-8 or an offering of securities solely to the Company's existing stockholders) on any form that would also permit the registration of the Registrable Stock and such filing is to be on its behalf or on behalf of selling holders of its securities for the general registration of Common Stock to be sold for cash, the Company shall each such time promptly give the Stockholder written notice of such determination setting forth the date on which the Company proposes to file such registration statement, which date shall be no earlier than 15 days from the date of such notice, and advising the Stockholder of its right to have Registrable Stock included in such registration. Upon the written request of the Stockholder received by the Company no later than 10 days after the date of the Company's notice (which request shall state the number of Registrable Shares to be so registered and the intended method of distribution), the Company shall, subject to Section 5.04(b) below, use all reasonable efforts to cause to be registered under the Securities Act all of the Registrable Stock that the Stockholder has so requested to be registered; provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 5.04 without obligation or liability to the Stockholder.

                   (b) If, in the opinion of the managing underwriter (or, in the case of a non-underwritten offering, in the good faith reasonable opinion of the Company), the total amount of such securities to be so registered, including such Registrable Stock, will exceed the maximum amount of the Company's securities which can be marketed (i) at a price reasonably related to the then current market value of such securities or (ii) without otherwise materially and adversely affecting the entire offering, then the Company shall be entitled to reduce the number of shares of Registrable Stock to be sold in such offering by the Stockholder and any other stockholder of the Company requesting to be included in the registration in proportion (as nearly as practicable) to the amount of shares of Common Stock requested to be included by the Stockholder and each other stockholder at the time of filing the registration statement.

                   SECTION 5.05. Shelf Registration. (a) The Stockholder may use its two request registration rights granted pursuant to Section 5.03, subject to the limitations of Section 5.03(d), to request that the Company file a "shelf" registration statement pursuant to Rule 415 under the

Securities Act or any successor rule (the "Shelf Registration") with respect to the Registrable Stock. The Company shall (i) use all reasonable efforts to have the Shelf Registration filed within 30 days of such request and declared effective as soon as reasonably practicable following such request and (ii) subject to Section 5.03(c)(iii), use all reasonable efforts to keep the Shelf Registration continuously effective from the date such Shelf Registration is declared effective until at least the earlier of such time as (A) all such Registrable Stock has been sold thereunder or (B) the first anniversary of such effective date in order to permit the prospectus forming a part thereof to be usable by the Stockholder during such period.

                   (b) Subject to Section 5.03(c)(iii), the Company shall supplement or amend the Shelf Registration (i) as required by the registration form utilized by the Company or by the instructions applicable to such registration form or by the Securities Act, (ii) to include in such Shelf Registration any additional securities that become Registrable Stock by operation of the definition thereof and (iii) following the written request of the Stockholder pursuant to Section 5.05(c), to cover offers and sales of all or a part of the Registrable Stock by means of an underwriting. The Company shall furnish to the Stockholder copies of any such supplement or amendment sufficiently in advance (but in no event less than five Business Days in advance) of its use or filing with the SEC to allow the Stockholder a meaningful opportunity to comment thereon.

                   (c) The Stockholder may, at its election and upon written notice by the Stockholder to the Company, subject to the limitations set forth in Section 5.03(c)(iii), effect offers and sales under the Shelf Registration by means of one or more underwritten offerings, in which case the provisions of
Section 5.03(b) shall apply to any such underwritten distribution of securities under the Shelf Registration and such underwriting shall, if sales of Registrable Stock pursuant thereto shall have closed, be regarded as the exercise of one of the registration rights contemplated by Section 5.03.

                   SECTION 5.06. Obligations of the Company. Whenever required under Sections 5.03 and 5.05 to effect the registration of any Registrable Stock under the Securities Act, the Company shall:

                   (a) in a reasonably timely manner, file with the SEC a registration statement with respect to such Registrable Stock, and use best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby determined as provided hereafter; provided that the Company shall not be required to keep any Registration Statement (other than the Shelf Registration) effective more than 90 days;

                   (b) as expeditiously as possible, prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities

          Act with respect to the disposition of all Registrable Stock covered by such registration statement;

                   (c) as expeditiously as possible, furnish to the Stockholder such reasonable numbers of copies of the registration statement and the prospectus included therein (including each preliminary prospectus and any amendments or supplements thereto) in conformity with the requirements of the Securities Act, any exhibits filed therewith and such other documents and information as they may reasonably request;

                   (d) as expeditiously as possible, use best efforts to register or qualify the Registrable Stock covered by such registration statement under such other securities or "blue sky" laws of such states as shall be reasonably requested by the Stockholder for the distribution of the Registrable Stock covered by the registration statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business in or to file a general consent to service of process in any jurisdiction wherein it would not but for the requirements of this paragraph (except that the Company will use its best efforts to register or qualify Registrable Stock in such additional jurisdiction as the Stockholder may request subject to the foregoing proviso and at the Stockholder's own expense) be obligated to do so; and provided further that the Company shall not for any purpose be required to qualify such Registrable Stock in any jurisdiction in which the securities regulatory authority requires that the Stockholder submit any shares of Registrable Stock to the terms, provisions and restrictions of any escrow, lockup or similar agreement(s) for consent to sell Registrable Stock in such jurisdiction unless the Stockholder agrees to do so;

                   (e) promptly notify the Stockholder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and at the request of the Stockholder promptly prepare and furnish to the Stockholder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made. In the event the Company shall give such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective as provided in Section 5.06(a) (or, in the case of the Shelf Registration, Section 5.05(a)) by the number of days during the period from and including the date of the giving of such notice to the date when the Company shall make available to the Stockholder such supplemented or amended prospectus;

                   (f) furnish, at the request of the Stockholder, if the method of distribution is by means of an underwriting, on the date that the shares of Registrable Stock are delivered to the underwriters for sale pursuant to such registration or, if such Registrable Stock is not being sold through underwriters, on the date that the registration statement with respect to such shares of Registrable Stock becomes effective, (1) a signed opinion, dated on or about such date, of the independent legal counsel representing the Company for the purpose of such registration, addressed to the underwriters, if any, and if such Registrable Stock is not being sold through underwriters, then to the Stockholder, as to such matters as such underwriters or the Stockholder, as the case may be, may reasonably request and as would be customary in such a transaction, and (2) letters dated on or about such date and the date the offering is priced from the independent certified public accountants of the Company, addressed to the underwriters, if any, and if such Registrable Stock is not being sold through underwriters, then to the Stockholder, if such accountants refuse to deliver such letters to the Stockholder, then to the Company
          (i) stating that they are independent certified public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements and other financial data of the Company included in the registration statement or the prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and (ii) covering such other financial matters (including information as to the period ending not more than five Business Days prior to the date of such letters) with respect to the registration in respect of which such letter is being given as such underwriters or the Stockholder, as the case may be, may reasonably request and as would be customary in such a transaction;

                   (g) enter into customary agreements (including, if the method of distribution is by means of an underwriting, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Stock to be so included in the registration statement;

                   (h) otherwise use best efforts to comply with all applicable rules and regulations of the SEC, and make available to its securityholders, as soon as reasonably practicable, but not later than 18 months after the effective date of the registration statement, an earnings statement covering the period of at least 12 months beginning with the first full month after the effective date of such registration statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; and

                   (i) use all reasonable efforts to list the Registrable Stock covered by such registration statement with any U.S. nationally recognized securities exchange on which the Company Common Stock is then listed.

For purposes of Sections 5.06(a) and 5.06(b), the period of distribution of Registrable Stock in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Registrable Stock in any other registration shall be deemed to extend until the earlier of the sale of all Registrable Stock covered thereby and six months after the effective date thereof.

                   SECTION 5.07. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to
Article V of this Agreement that the Stockholder shall furnish to the Company such information regarding the Stockholder, the Registrable Stock held by it, and the intended method of disposition of such securities as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company.

                   SECTION 5.08. Expenses of Registration. All expenses incurred in connection with each registration pursuant to Sections 5.03, 5.04 and 5.05 of this Agreement, excluding underwriters' discounts and commissions, but including, without limitation, all registration, filing and qualification fees, word processing, duplicating, printers' and accounting fees (including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance), fees of the National Association of Securities Dealers, Inc. or listing fees, messenger and delivery expenses, all fees and expenses of complying with state securities or "blue sky" laws, and the fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of counsel for the Stockholder (which counsel shall be selected by the Stockholder), shall be paid by the Company; provided, however, that if a registration request pursuant to Section 5.03 or 5.05 is subsequently withdrawn by the Stockholder, the Company shall not be required to pay any expenses of such registration proceeding and the Stockholder shall bear such expenses. The Stockholder shall bear and pay the underwriting commissions and discounts applicable to securities offered for its account and the fees and disbursements of its counsel in connection with any registrations, filings and qualifications made pursuant to this Agreement.

                   SECTION 5.09. Underwriting Requirements. In connection with any underwritten offering, the Company shall not be required under Section 5.04 to include shares of Registrable Stock in such underwritten offering unless the Stockholder accepts the terms of the underwriting of such offering that have been reasonably agreed upon between the Company and the underwriters selected by the Stockholder.

                  SECTION 5.10. Indemnification. In the event any Registrable Stock is included in a registration statement under this Agreement:

                   (a) The Company shall indemnify and hold harmless the Stockholder, the Stockholder's directors and officers, each Person who participates in the offering of such Registrable Stock, and each Person, if any, who controls the Stockholder or participating

          Person within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act, the Exchange Act, state securities or "blue sky" laws or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement on the effective date thereof (including any preliminary prospectus or prospectus filed under Rule 424 under the Securities Act or any amendments or supplements thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Stockholder, the Stockholder's directors and officers, such participating Person or controlling Person for any legal or other expenses reasonably incurred by them (but not in excess of expenses incurred in respect of one counsel for all of them unless there is an actual conflict of interest between any indemnified parties, which indemnified parties may be represented by separate counsel) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 5.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company; provided further that the Company shall not be liable to the Stockholder, the Stockholder's directors and officers, participating Person or controlling Person in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Stockholder, the Stockholder's directors and officers, participating Person or controlling Person. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Stockholder, the Stockholder's directors and officers, participating Person or controlling Person, and shall survive the Transfer of such securities by the Stockholder.

                   (b) The Stockholder shall indemnify and hold harmless the Company, each of its directors and officers, each Person, if any, who controls the Company within the meaning of the Securities Act, and each agent and any underwriter for the Company (within the meaning of the Securities Act) against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer, controlling Person, agent or underwriter may become subject, under the Securities Act, the Exchange Act, state securities or "blue sky" laws or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement on the effective date thereof (including any preliminary prospectus or prospectus filed under Rule 424 under the Securities Act or any amendments or supplements thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by or on behalf of the Stockholder expressly for use in connection with such registration; and the Stockholder shall reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling Person, agent or underwriter (but not in excess of expenses incurred in respect of one counsel for all of them unless there is an actual conflict of interest between any indemnified parties which indemnified parties may be represented by separate counsel) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 5.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Stockholder, which consent shall not be unreasonably withheld or delayed, and provided further that the liability of the Stockholder hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the net proceeds from the sale of the shares of Common Stock sold by the Stockholder under such registration statement bears to the total net proceeds from the sale of all securities sold thereunder, but not in any event to exceed the net proceeds received by the Stockholder from the sale of Registrable Stock covered by such registration statement.

                   (c) Promptly after receipt by an indemnified party under this
          Section 5.10 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 5.10, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in and assume the defense thereof with counsel selected by the indemnifying party and reasonably satisfactory to the indemnified party; provided, however, that an indemnified party shall have the right to retain its own counsel, with all fees and expenses thereof to be paid by such indemnified party, and to be apprised of all progress in any proceeding the defense of which has been assumed by the indemnifying party. The failure to notify an indemnifying party promptly of the commencement of any such action shall not relieve the indemnifying party from any liability in respect of such action which it may have to such indemnified party on account of the indemnity contained in this Section 5.10, unless (and only to the extent) the indemnifying party was prejudiced by such failure, and in no event shall such failure relieve the indemnifying party from any other liability which it may have to such indemnified party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any claim or pending or threatened proceeding in respect of which the indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such claim or proceeding.

                   (d) To the extent any indemnification by an indemnifying party is prohibited or limited by applicable law, the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the actions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages or liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                   The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.10(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                   SECTION 5.11. Transfer of Registration Rights. Subject to
Article IV, the registration rights of the Stockholder under this Agreement with respect to any Registrable Stock may be transferred to any Permitted Transferee of such Registrable Stock; provided, however, that (i) the Stockholder shall give the Company written notice at or prior to the time of such Transfer stating the name and address of the Permitted Transferee and identifying the securities with respect to which the rights under this Agreement are being transferred;
(ii) such Permitted Transferee shall agree in writing, in form and substance reasonable satisfactory to the Company, to be bound by the provisions of this Agreement as if it were a stockholder of the Company; and (iii) immediately following such Transfer, the further disposition of such securities by such transferee is restricted under the Securities Act.

                   SECTION 5.12. Rule 144 Information. Subject to Article IV, and with a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Stock to the public without registration, at all times after ninety (90) days after any Shelf Registration Statement covering a public offering of securities of the Company under the Securities Act shall have become effective, the Company agrees to:

                   (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

                   (b) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                   (c) furnish to the Stockholder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as the Stockholder may reasonably request in availing itself of any rule or regulation of the SEC allowing the Stockholder to sell any Registrable Stock without registration.

                   SECTION 5.13. Limitations on Registration Rights. Notwithstanding anything herein to the contrary, neither the Stockholder nor any Permitted Transferee shall be entitled to exercise any registration rights specified in this Article V for so long as the Stockholder is in material breach of any of its covenants, agreements or other obligations under the Distribution Agreement.


                                   ARTICLE VI

                               GENERAL PROVISIONS

                   SECTION 6.01. Waiver. The Company and the Stockholder may (a) extend the time for the performance of any of the obligations or other acts of the other party or (b) waive compliance with any of the agreements or conditions of the other party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

                   SECTION 6.02. Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel and financial advisors, incurred in connection with this Agreement shall be paid by the party incurring such costs and expenses.

                   SECTION 6.03. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6.03):

                   (a)      if to the Company:

                            HemaSure Inc.
                            140 Locke Drive
                            Marlborough, MA  01752
                            Fax:  508-485-6045
                            Attention:  President and Chief Executive Officer

                            with a copy to:

                            Battle Fowler LLP
                            Park Avenue Tower
                            75 East 55th Street
                            New York, NY  10022-3205
                            Fax:  212-339-9150
                            Attention:  Luke P. Iovine, III, Esq.

                   (b)      if to COBE:

                            COBE Laboratories, Inc.
                            1201 Oak Street
                            Lakewood, CO  80215-4498
                            Fax:  303-231-4151
                            Attention:  Edward C. Wood
                            with a copy to:

                            Legal Department
                            COBE Laboratories, Inc.
                            1201 Oak Street
                            Lakewood, CO 80215
                            Telecopy: 303-231-2519

                            and

                            Shearman & Sterling
                            599 Lexington Avenue
                            New York, NY  10022
                            Telecopy:  212-848-7179
                            Attention:  Peter D. Lyons, Esq. and
                                        Kenneth A. Gerasimovich, Esq.

                   SECTION 6.04. Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                   SECTION 6.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

                   SECTION 6.06. Entire Agreement. This Agreement and the other Alliance Agreements constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and undertakings, both written and oral, between the Company and COBE with respect to the subject matter hereof and thereof.

                   SECTION 6.07. Assignment. This Agreement may not be assigned without the express written consent of the Company and the Stockholder (which consent shall not be unreasonably withheld or delayed by the Company or the Stockholder, as the case may be); provided, however, that all covenants and agreements contained in this Agreement by or on behalf of any parties hereto will bind and inure to the benefit of their respective successors and assigns.

                   SECTION 6.08. No Third Party Beneficiaries. Except for the provisions of Section 5.10 relating to indemnified parties, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

                   SECTION 6.09. Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the Company and COBE or (b) by a waiver in accordance with Section 6.01.

                   SECTION 6.10. Governing Law. This Agreement shall be governed by the laws of the State of New York, excluding (to the greatest extent permissible by law) any rule of law that would cause the application of the laws of any jurisdiction other than the State of New York.

                   SECTION 6.11. Arbitration. (a) If a dispute arises from or relates to this Agreement or the breach thereof, whether of law or fact, of any nature whatsoever, and such dispute cannot be settled through direct discussions between the parties, the parties agree to endeavor first to settle the dispute in an amicable manner by mediation administered by the American Arbitration Association under its Commercial Mediation Rules before resorting to litigation. Mediation shall take place in New York, New York. If the dispute cannot be resolved within 60 days of the initiation thereof by such party, any party may initiate arbitration in accordance with the provisions of Section 6.11(b) below.

                   (b) All disputes arising under this Agreement that cannot be amicably resolved under Section 6.11(a) above, shall be settled by binding arbitration. Judgment upon the award rendered may be entered in any court in the New York, New York metropolitan area. Each party agrees to the following arbitration procedures:

                   (i) Any party requesting arbitration shall serve a written demand for arbitration on the other party. The demand shall set forth in reasonable detail a statement of the nature of the dispute, the amount involved and the remedies sought. No later than 20 calendar days after a demand for arbitration is served, the parties shall jointly select and appoint a retired judge of the Courts of the State of New York to act as the arbitrator. In the event that the parties do not agree on the selection of an arbitrator, the party seeking arbitration shall apply to the United States District Court for the Southern District of New York, as applicable, for appointment of a retired judge to serve as arbitrator.

                   (ii) No later than 10 calendar days after appointment of an arbitrator, the parties shall jointly prepare and submit to the arbitrator a set of rules for the arbitration. In the event that the parties cannot agree on the rules for the arbitration, the arbitrator shall establish the rules. No later than 10 calendar days after the arbitrator is appointed, such arbitrator shall arrange for a hearing to commence on a mutually convenient date.

          The hearing shall commence no later than 120 calendar days after the arbitrator is appointed and shall continue from day to day until completed.

                   (iii) The arbitrator shall issue his or her award in writing no later than 20 calendar days after the conclusion of the hearing. The arbitration award shall be final and binding regardless of whether any party fails or refuses to participate in the arbitration. The arbitrator is empowered to hear and determine all disputes between the parties hereto concerning the subject matter of this Agreement, and the arbitrator may award money damages (but specifically not punitive damages), injunctive relief, rescission, restitution, costs, and attorneys' fees. The arbitrator shall not have the power to amend this Agreement in any respect.

                   (iv) In the event that any party serves a proper demand for arbitration under this Agreement, all parties may pursue discovery in accordance with the Rules of Civil Procedure of the State of New York, the provisions of which are incorporated herein by reference, with the following exceptions: (A) the parties hereto may conduct all discovery, including depositions for discovery purposes, without leave of the arbitrator; and (B) all discovery shall be completed no later than the commencement of the arbitration hearing or 120 calendar days after the date that a proper demand for arbitration is served, whichever occurs earlier, unless upon a showing of good cause the arbitrator extends or shortens that period.

                   SECTION 6.12. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                   SECTION 6.13. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

                   IN WITNESS WHEREOF, the Company and the Stockholder have caused this Agreement to be executed as of the date first above written by their respective officers thereunto duly authorized.


                                      HEMASURE INC.


                                      By: /s/ John F. McGuire, III
                                          --------------------------------------
                                            Name:  John F. McGuire, III
                                            Title: President


                                      COBE LABORATORIES, INC.


                                      By: /s/ Edward C. Wood, Jr.
                                          --------------------------------------
                                            Name:  Edward C. Wood, Jr.
                                            Title: Vice President